Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of April 2000
                       Distribution Date of May 15, 2000
                            Servicer Certificate #24

Original Pool Amount                                   $500,864,370.04

Beginning Pool Balance                                 $209,867,658.70
Beginning Pool Factor                                      0.419010956

Principal and Interest Collections:
     Principal Collected                                 $8,588,275.15
     Interest Collected                                  $1,593,211.01

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $439,983.34
Total Additional Deposits                                  $439,983.34

Repos / Chargeoffs                                         $209,289.64
Aggregate Number of Notes Charged Off                              118

Total Available Funds                                   $10,621,469.50

Ending Pool Balance                                    $201,070,093.91
Ending Pool Factor                                           0.4014462

Servicing Fee                                              $174,889.72

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $11,685,029.92
     Target Percentage                                           5.25%
     Target Balance                                     $10,556,179.93
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                ($1,128,849.99)
     Ending Balance                                     $10,556,179.93

Current Weighted Average APR:                                   9.208%
Current Weighted Average Remaining Term (months):                30.52

Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days          $1,748,146.35     1,643
                                 31 - 60 days           $496,087.89       391
                                 60+  days              $239,603.67       130

     Total:                                           $2,483,837.91     1,662

     Balances:                   60+  days            $4,324,921.20       130

Memo Item - Reserve Account
     Prior Month                                     $11,018,052.08
+    Invest. Income                                      $57,787.16
+    Excess Serv.                                       $609,190.68
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,685,029.92

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of April 2000


                                                                    NOTES
                                                  TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $209,867,658.70
Ending Pool Balance                          $201,070,093.91

Collected Principal                            $8,588,275.15
Collected Interest                             $1,593,211.01
Charge - Offs                                    $209,289.64
Liquidation Proceeds / Recoveries                $439,983.34
Servicing                                        $174,889.72
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $10,446,579.78

Beginning Balance                            $209,867,658.70    $202,522,173.55      $7,345,485.15

Interest Due                                   $1,039,824.31      $1,002,484.76         $37,339.55
Interest Paid                                  $1,039,824.31      $1,002,484.76         $37,339.55
Principal Due                                  $8,797,564.79      $8,489,650.02        $307,914.77
Principal Paid                                 $8,797,564.79      $8,489,650.02        $307,914.77

Ending Balance                               $201,070,093.91    $194,032,523.53      $7,037,570.38
Note / Certificate Pool Factor                                           0.4014             0.4015
   (Ending Balance / Original Pool Amount)
Total Distributions                            $9,837,389.10      $9,492,134.78        $345,254.32

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $609,190.68
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $11,685,029.92
(Release) / Draw                              ($1,128,849.99)
Ending Reserve Acct Balance                   $10,556,179.93

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of April 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5                  4                 3                2                1
                                             Dec-99             Jan-00            Feb-00           Mar-00           Apr-00
Beginning Pool Balance                   $247,643,719.91   $238,277,336.75   $228,135,837.11   $219,775,739.55   $209,867,658.70

A)  Loss Trigger:
    Principal of Contracts Charged Off       $333,991.33       $294,938.02       $607,326.27       $618,471.73       $209,289.64
    Recoveries                               $333,297.68       $492,593.86       $444,337.03       $415,695.09       $439,983.34

Total Charged Off (Months 5, 4, 3)         $1,236,255.62
Total Recoveries (Months 3, 2, 1)          $1,300,015.46
Net Loss / (Recoveries) for 3 Mos            ($63,759.84)(a)

Total Balance (Months 5, 4, 3)           $714,056,893.77 (b)

Loss Ratio Annualized  [(a/b) * (12)]          -0.10715%

Trigger:  Is Ratio > 1.5%                             No
                                                                                  Feb-00           Mar-00           Apr-00

B)   Delinquency Trigger:                                                      $5,089,027.64     $3,437,077.57     $4,324,921.20
     Balance delinquency 60+ days                                                   2.23070%          1.56390%          2.06078%
     As % of Beginning Pool Balance                                                 1.62943%          1.70697%          1.95180%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:               2.10759%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer